                           SUMMARY PLAN DESCRIPTION

                401(k) Incentive Savings Plan for Salaried and
                    Hourly Employees of Kewaunee Scientific
                                  Corporation



                                    [logo]



                                                                        07/22/96

  401(k) INCENTIVE SAVINGS PLAN FOR SALARIED AND HOURLY EMPLOYEES OF KEWAUNEE
                            SCIENTIFIC CORPORATION

                               TABLE OF CONTENTS
I.    Basic Plan Information.................................................. 2

      A. Account.............................................................. 2
      B. Employer............................................................. 2
      C. Participant.......................................................... 2
      D. Plan Administrator................................................... 2
      E. Plan Number.......................................................... 2
      F. Plan Qualification................................................... 2
      G. Plan Year............................................................ 2
      H. Service of Process................................................... 2
      I. Trust Fund........................................................... 3
      J. Trustee.............................................................. 3

II.   Participation........................................................... 4

      A. Eligibility' Requirements............................................ 4
      B. Service.............................................................. 4

III.  Contributions........................................................... 5

      A. Employee Pretax Contributions........................................ 5
      B. Employee After-Tax Contributions..................................... 5
      C. Employer Matching Contributions...................................... 5
      D. Limit on Contributions............................................... 6
      E. Rollover Contributions............................................... 6

IV.   Investments............................................................. 7

      A. Investments.......................................................... 7
      B. Statement of Account................................................. 8

V.    Vesting................................................................. 9

      A. Forfeiture and Re-employment......................................... 9

VI.   Participant Loans.......................................................11

      A. Loans................................................................11

VII.  Hardship Withdrawals....................................................13

VIII. In-Service Withdrawals..................................................14

      A. Withdrawals of Rollover Contributions................................14

IX.   Total Distribution of Benefits..........................................15

      A. Benefit on Termination of Employment.................................15
      B. Death Benefit........................................................15
      C. Disability Retirement Benefit........................................15
      D. Retirement Benefit...................................................15

      E. Payment and Form of Benefits.........................................15

X.    Miscellaneous Information...............................................19

      A. Benefits Not Insured by PBGC.........................................19
      B. Nontransferable Account..............................................19
      C. Plan Amendment.......................................................19
      D. Plan Termination.....................................................19
      E. Interpretation of Plan...............................................19

XI.   Internal Revenue Service Tests..........................................20

      A. Non-Discrimination Tests.............................................20
      B. Top Heavy Test.......................................................20

XII.  Participant Rights......................................................21

      A. Claims...............................................................21
      B. Statement of ERISA Rights............................................21

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                           SUMMARY PLAN DESCRIPTION
  401(k) INCENTIVE SAVINGS PLAN FOR SALARIED AND HOURLY EMPLOYEES OF KEWAUNEE
                            SCIENTIFIC CORPORATION
- --------------------------------------------------------------------------------

The 401 (k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee Scientific Corporation (the 'Plan') of Kewaunee Scientific Corporation (the "Employer") has been amended as of April 1, 1996 (the "Effective Date"). This Plan is intended to be a qualified retirement plan under the Internal Revenue Code.

The purpose of the Plan is to enable eligible Employees to save for retirement. It may also provide certain benefits in the event of death, disability, or other termination of employment. The Plan is for the exclusive benefit of eligible Employees and their beneficiaries.

This booklet is called a Summary Plan Description (SPD) and it contains a summary in understandable language of your rights and benefits under the Plan. If you have difficult understanding any part of this SPD, you should contact the Plan Administrator identified on page two during normal business hours for assistance.

This SPD is a brief description of the Plan and Trust Agreement (Plan Document). It is not meant to interpret, extend or change the Plan Document in any way. A copy of the Plan Document is on file with the Plan Administrator and may be read by any Employee at any reasonable time. The Plan Document shall govern in the event of any discrepancy between this SPD and the actual provisions of the Plan.


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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         1

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                          I.    BASIC PLAN INFORMATION
- --------------------------------------------------------------------------------

A.   ACCOUNT

This is an Account established by the Trustee for the purpose of recording contributions made on your behalf and any income, expenses, gains or losses thereon. It may also be referred to as "Account balance.

B.   EMPLOYER

The name, address and business telephone number of the Employer is:

     Kewaunee Scientific Corporation
     P.O. Box 1842
     Statesville, NC 28687-1842
     (704) 873-7202

The Employer's Identification Number is 38-0715562.

C.   PARTICIPANT

A participant is an eligible Employee who has satisfied the eligibility and entry date requirements and is eligible to participate in the Plan.

D.   PLAN ADMINISTRATOR

The Plan Administrator is responsible for the administration of the Plan. The Plan Administrator's duties are specifically identified in the Plan Document. The name, address and business telephone number of the Plan Administrator is:

     Kewaunee Scientific Corporation
     P.O. Box 1842
     Statesville, NC 28687-18~2
     (704) 873-7202

E.   PLAN NUMBER

The Plan number is 006.

F.   PLAN QUALIFICATION

The Employer intends to request an individual Determination Letter from the Internal Revenue Service for the qualification of the Plan.

G.   PLAN YEAR

The Plan Year is the twelve-month period ending on the last day of December.

H.   SERVICE OF PROCESS

The Plan's agent for service of legal process is the Plan Administrator.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         2

I.   Trust Fund

The Plan is administered under a trust fund arrangement. There is a written Plan and Trust Agreement entered into between the Trustee and the Employer.

J.   Trustee

The trustee is responsible for holding the Plan assets. The trustee's duties are specifically identified in the Plan Document and relate only to the assets in its possession. The name and address of the Plan's Trustee is:

     Fidelity Management Trust Company
     82 Devonshire Street, L1OA
     Boston, MA 02109.




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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         3

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                              II.    Participation
- -------------------------------------------------------------------------------

A.   Eligibility Requirements

You are eligible to participate in the Plan if you are an Employee of the Employer and are not covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations, a leased employee, a nonresident alien with no U.S. source income and meet the requirements identified in this paragraph. The Plan requires you to complete one year of service with the Employer and attain the age of 21. Upon satisfying these requirements you will become eligible to participate in the Plan on the following January 1 or July 1.

B.   Service

You will be credited with a year of service for eligibility purposes for each twelve month period during which you have completed 1,000 hours. Your date of hire and each anniversary of your date of hire will be the starting point for measuring the number of hours you worked during each twelve month period.



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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         4

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                             III.    Contributions
- -------------------------------------------------------------------------------

For purposes of computing contributions under the Plan, as listed below, your Employer must first define 'compensation'. Eligible compensation generally means the taxable compensation for a Plan Year reportable by your Employer on your IRS Form W-2 for a Plan Year, excluding the taxable value of a qualified or non-qualified stock option. Your compensation will also include any Employee pretax contributions you made under the Plan and any salary reductions you made under your Employer's cafeteria plan, 401(k) plan or other similar plan, if any. Compensation does not include any taxable fringe benefits or taxable Employee moving and other expense reimbursements reportable on your annual IRS Form W-2. Compensation for your first year of eligible Plan participation will be measured only for that portion of your initial Plan Year that you are eligible. Tax laws limit the amount of compensation that may be taken into account each Plan Year and the maximum amount for the 1996 Plan Year is $150,000 (this amount is subject to adjustment each year).

A.   Employee Pretax Contributions

You may elect to contribute a percentage of your eligible compensation into the Plan after you satisfy the Plan's eligibility requirements. The percentage of your compensation you elect will be withheld from each payroll by the percentage you have elected on a pretax basis and contributed to the Plan on your behalf. You may defer, in whole percentages, up to an annual maximum of the lesser of 8% of eligible compensation or $9,500 in a calendar year (in 1996 and thereafter as adjusted by the Secretary of the Treasury). Your Employee pretax contributions belong to you and cannot be forfeited for any reason. However, there are special Internal Revenue Code rules which must be satisfied and may require that the amount of your contributions be reduced. If a reduction in your contribution is necessary, you will be notified by the Plan Administrator. You may increase or decrease the amount you contribute as of April 1, 1996 and thereafter January 1 of each Plan Year. You may completely suspend your contributions with sufficient notice to the Plan Administrator. Thereafter, if you want to resume your Employee pretax contributions as of any date after the passage of six months following such prior revocation, you must complete a new election form.

B.   Employee After-Tax Contributions

After you satisfy the Plan's eligibility requirements, you may elect to contribute a percentage of your compensation into the Plan on an after-tax basis. You may contribute, in whole percentages, up to an annual maximum of 10% of eligible compensation. However, there are special Internal Revenue Code rules which must be satisfied and the maximum may be a lower percentage. If a reduction in your contribution is necessary, you will be notified by the Plan Administrator. The Employer may refuse to accept your after-tax contributions if they will have an adverse effect on the Plan's Non-Discrimination Tests.
Your after-tax contributions belong to you and cannot be forfeited for any reason.

C.   Employer Matching Contributions

Each Plan Year the Employer may make discretionary matching contributions of a percent, if any, to be determined annually based on a percentage of your Employee pretax contributions. You must be employed as of the last day of the Plan Year to be eligible for any matching contributions that may be made for that Plan Year. The Employer will communicate the amount of any annual discretionary matching contribution.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         5

D.   Limit on Contributions

Federal law requires that amounts contributed by you and on your behalf by your Employer for a given limitation year generally may not exceed the lesser of:

          . $30,000 (or such amount as may be prescribed by the Secretary of the Treasury); or

          . 25% of your annual compensation, excluding any salary reductions to an employer sponsored cafeteria plan, a 401(k) plan, a simplified employee pension or a tax-deferred annuity.

Contributions under this Plan along with the Employer contribution under any other Employer-sponsored defined contribution plan may not exceed the above limits. If this does occur then excess contributions in your Account may be forfeited or refunded to you. Income tax consequences may apply to you on any refund. You will be notified by the Plan Administrator if you will be subject to reduced contributions on your behalf.

The limitation year for purposes of applying the above limits is the twelve month period ending December 31. Rollover contributions are not included in the limits on Employee and Employer contributions.

E.   Rollover Contributions

You can rollover part or all of an 'eligible rollover distribution' you received from a prior employer's qualified plan, if allowed by the Plan Administrator. (The Plan Administrator reserves the right to refuse to accept any rollover contribution.) Alternatively, you may rollover a distribution you received from a rollover Individual Retirement Account (IRA) which consisted solely of an eligible rollover distribution and earnings thereon. If the rollover to the Plan is not a direct rollover (i.e. you received a cash distribution from your prior employer's plan or from your rollover IRA), then it must be received by the Trustee within 60 days of your receipt of the distribution.

You may make a rollover contribution to the Plan before becoming a Participant. However, you will not become a Participant entitled to make Employee pretax contributions until you have met the Plan's eligibility and entry date requirements. Your rollover contribution Account will be subject to the terms of this Plan and will always be fully vested and nonforfeitable.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         6

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                               IV.    Investments
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A.   Investments

The Employee Retirement Income Security Act of 1974 (ERISA) imposes certain duties on the parties who are responsible for the operation of the plan These parties, called fiduciaries have a duty to invest plan assets in a prudent manner However, an exception exists for plans which comply with ERISA Section 404(c) and permit a participant to exercise control over the assets in his/her Account and choose from a broad range of investment alternatives This Plan is intended to be a Section 404(c) plan This means that you and not the Plan fiduciaries are responsible for the investment decisions relating to the assets in your individual Account under the Plan.

You will have the opportunity to direct the investments of your Account among the following Fidelity Investments Funds (the Fidelity Fund Number assigned to each fund is identified in parentheses).

1.   Fidelity Retirement Money Market Portfolio (0630)

          Objective:  Seeks a high current income, preservation of capital, and liquidity from money market instruments.

2.   Fidelity Intermediate Bond Fund (0032)

          Objective:  Seeks a high level of current income, through investment in high- and medium-grade, fixed income obligations.

3.   Fidelity Equity-Income II Fund (0319)

          Objective:  Seeks income by investing primarily in income-producing equity securities considering the potential for capital appreciation. Seeks yield exceeding the S&P 500.

4.   Fidelity Puritan Fund (0004)

          Objective:  Seeks as much income as possible, consistent with the preservation of capital, by investing in a broadly diversified portfolio of high-yielding bonds, common stocks and preferred stocks.

5.   Fidelity Blue Chip Growth Fund (0312)

          Objective:  Seeks growth of capital over the long-term by investing in common stocks of more well-known established companies.

6.   Fidelity Magellan Fund (0021)

          Objective:  Seeks growth of capital through investments in common stocks or securities convertible into common stocks.


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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         7

7.   Fidelity U.S: Equity Index Portfolio (0650)

           Objective:  Seeks investment results that correspond to the total return performance of the Standard and Poor's 500 Index by duplicating the investment composition.

You may obtain a prospectus or financial response for each of the above mutual funds by calling Fidelity at 1-800-544-8888. You may redirect the investment of your future contributions or exchange your existing Account balance among the above Fidelity mutual funds by calling 1-800-835-5097 on any business day between 8:30 AM (ET) and 8:00 PM (ET). You may call this same number 24 hours per day seven days per week to check Account balances, prices or yields. All telephone calls will be recorded. You have the right to vote any mutual funds proxies based on the number of shares you own.

Exchanges requested before 4:00 PM (ET) will be processed on that same business day based on the closing price of the mutual fund. Exchanges requested after 4:00 PM (ET) will be processed based on the next business day's closing price of the mutual fund. The minimum exchange is the lesser of $250 or 100% of your Account balance in the mutual fund. If your exchange is less than $250 then it may only be exchanged into one mutual fund. A written confirmation of your exchange will be mailed to you within seven business days. A sales load will apply to your investment in the Magellan mutual fund. Fidelity reserves the right to change, restrict, or terminate participant exchange procedures to protect mutual fund shareholders.

B.   STATEMENT OF ACCOUNT

Your Account will be updated each business day to reflect any investment earnings or losses on each Fidelity Investments mutual fund. A quarterly statement disclosing the value of your Account will be mailed to you within 20 days of the following dates: February 28, May 31, August 31 and November 30.














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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         8

- -------------------------------------------------------------------------------
                                 V.    VESTING
- -------------------------------------------------------------------------------

The term "vesting" refers to your nonforfeitable right to the money in your Account. You receive vesting credit for the number of year(s) that you have worked for the Employer and any other legally related Employer. If you terminate your employment with the Employer, then you may be able to receive a portion or all of your Account based on your vested percentage. You are always 100% vested in your own Employee pretax Account, after-tax Account, rollover Account and earnings thereon.

Employer matching contributions and earnings will be vested in accordance with the following schedule:

     Years of Service for Vesting            Percentage
             less than 2                         0
                  2                             20
                  3                             40
                  4                             60
                  5                             80
                  6                            100

Vesting under the Plan is based upon the "elapsed time" method. Hours under this method are not counted but rather 'periods of service' are computed. A period of service starts with your date of employment and, generally, ends on your date of termination. Only your whole years of service with the Employer will be counted to compute your years of service for vesting purposes. For example, if you work three years and ten months then for vesting purposes you will receive credit for three years of service.

A.  FORFEITURE AND RE-EMPLOYMENT

If you terminate your employment with your Employer and are less than 100% vested in your Employer Account then you may forfeit the non-vested portion of your Employer Account. A forfeiture will occur in the Plan Year that you receive a distribution of your entire vested Account or if you do not receive a distribution after five consecutive one year breaks in service. Forfeitures are retained in the Plan and used to reduce future Employer contributions.

          Example: (This example is for illustration purposes only.) You terminate your employment in 1996 with the following Account:

               Source     Amount  Vested Percentage   Vested Amount
               ------     ------  ------------------  -------------
              Employee    $2,000        100%+             $2,000
              Employee    $1,000         80%              $  800
                          ------                          ------
              Total       $3,000                          $2,800

          You received a $2,800 distribution in 1996 from the Plan. This represented a complete distribution of your Account. A $200 ($3,000- $2,800) forfeiture will occur in 1996.

          +You are always 100% vested in your own employee pretax contributions and earnings in the Plan.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                         9

A one-year break in service occurs when you work less than one hour in a twelve consecutive month period. A break in service starts with the date you stop working for your Employer If you are absent from work due to maternity or paternity reasons, then the break period will not start until after the first anniversary year of your absence.

If you were a participant when you terminated your employment and are re-employed by your Employer then you will again become a participant on the date you complete one hour of service. Your period of employment before you were rehired is referred to as your pre-break service. Your period of employment after you were rehired is referred to as your post-break service. If you are re-employed after incurring five consecutive one-year breaks in service then your post-break service will not count in determining your vesting percentage in your pre-break Account balance. Your post-break service will count in determining your vesting percentage in your pre-break Account balance and any forfeited amounts will be restored to your Account if

          (1) You are re-employed by the Employer before you incur five consecutive one-year breaks in service, and

          (2) If you received distribution of your vested Account, you repay the full amount of the distribution before the end of the five-year period that begins on the date you are re-employed.

          Example: Assume you terminate employment with your Employer in 1996 with an Account balance of $10,000, of which $6,000 is vested. You elect to receive a lump sum distribution of your vested Account balance. The remainder, or $4,000, is forfeited in 1996. If you are rehired on January 1, 1998 and repay the $6,000 distribution prior to January 1, 2003, the $4,000 previously forfeited will be restored to your Account. Additionally, your service after January 1, 1998 is counted towards vesting your pre-break Account balance of $10,000.

You should check with the Plan Administrator for further details.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        10

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                            VI.    PARTICIPANT LOANS
- --------------------------------------------------------------------------------

A.   LOANS

Loans from the Plan may be available, if approved by the Plan Administrator, on amounts in your Account based upon the following procedures:

(1). LOAN APPLICATION
     ----------------

     All Plan loans shall be administered by the Plan Administrator. Application for loans shall be made to the Plan Administrator on forms available from the Plan Administrator. You may only apply for one loan each Plan Year. If you are a married Participant, spousal consent for a Plan loan will be required on the Promissory Note and must be witnessed by a Plan representative or a Notary Public. The Plan Administrator is responsible for approving or den-Nina participant loans. Loans ``ill be allowed for any purpose. You N ill incur a set-up f-`and annual maintenance fee for your loan.

(2). LOAN AMOUNT
     -----------

     The minimum loan is $1,000. The maximum amount is the lesser of one-half of your vested Account balance or $50,000 reduced by the highest outstanding loan balance in your Account during the prior twelve month period. Your vested Account balance will be used as collateral for any loan.

(3). NUMBER OF LOANS
     ---------------

     You may only have one loan outstanding at any given time. If you have an existing loan you may not apply for another loan until the existing loan is paid in full. You may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan.

(4). INTEREST RATE
     -------------

     All loans shall bear a reasonable rate of interest as determined by the Plan Administrator based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

(5). MATURITY OF LOAN
     ----------------

     All loans must be repaid in level payments on at least a quarterly basis over a five year period unless it is for the purchase of your principal residence. Then the loan may be repaid over a ten year period.

(6). SOURCE OF LOAN PROCEEDS
     -----------------------

     Loan proceeds will be withdrawn from available contribution sources and investment options in the order established by the Trustee. Consult your Plan Administrator for more information.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        11

(7). DEFAULT OR TERMINATION OF EMPLOYMENT
     ------------------------------------

     The Plan Administrator shall treat a loan in default if any scheduled repayment remains unpaid more than 90 days or there is an outstanding principal existing on a loan after the last scheduled repayment date. Upon default, death, disability or termination of employment. The entire outstanding principal and accrued interest shall be immediately due and payable. Additionally, you will be deemed to have received a taxable distribution from the Plan.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        12

- --------------------------------------------------------------------------------
                          VII.    HARDSHIP WITHDRAWALS
- --------------------------------------------------------------------------------

If approved by the Plan Administrator, you may withdraw your Employee pretax contributions, and rollover contributions if applicable, to satisfy any of the following immediate and heavy financial needs (1) unreimbursed medical expenses for you, your spouse, children or dependents; (2) the purchase of your principal residence; (3) to prevent your eviction from or foreclosure on your principal residence: or ( ~ ) to pay for post-secondary education expenses for you, your spouse, children or dependents for the next twelve months.

In accordance with Internal Revenue Service regulations you must first withdraw your Employee after-tax contributions Account and exhaust all other assets available to you prior to obtaining a hardship withdrawal. This includes obtaining a withdrawal of any Employee after-tax contribution in your Account and a loan from this Plan and any other qualified plan maintained by your Employer. Your Employee pretax contributions to this Plan and any other Employer-sponsored qualified or non-qualified plan will be suspended for twelve months after your receipt of the hardship withdrawal. If you are married your spouse's consent will be required on the hardship withdrawal form. Your spouse's consent must be witnessed by a Plan representative or a Notary Public. The minimum hardship withdrawal is $1,000.

The Plan Administrator will provide you with the appropriate form upon request. Hardship withdrawal also will be withdrawn from available investment options in the order established by the Trustee. Consult your Plan Administrator for more information.

You will be taxed on the amount of any hardship withdrawal under Internal Revenue Code rules and a 10% IRS premature distribution penalty tax may also be imposed on your withdrawal. Your hardship withdrawal will also be subject to the mandatory 20% Federal income tax withholding. You should refer to the 'Total Distribution of Benefits' section of this SPD.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation

- --------------------------------------------------------------------------------
                        VIII.    IN-SERVICE WITHDRAWALS
- --------------------------------------------------------------------------------

A.   WITHDRAWALS OF ROLLOVER CONTRIBUTIONS

If you were an Employee in the Plan as of April 1, 1996 with a Rollover contributions Account balance then you may elect while you are employed by your Employer to withdraw all or a portion of it. You may only request 1 withdrawal each Plan Year. The Plan Administrator will provide you with the appropriate form upon request.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        14

- --------------------------------------------------------------------------------
                     IX.    TOTAL DISTRIBUTION OF BENEFITS
- --------------------------------------------------------------------------------

A.   BENEFIT ON TERMINATION OF EMPLOYMENT

If you terminate your employment with your Employer, then you may elect to receive a distribution of our vested Account balance from the Plan. You should contact the Plan Administrator to obtain the appropriate form to complete to request a distribution.

B.   DEATH BENEFIT

If, you die while a Participant in the Plan or before any or all benefits are paid to you, then your beneficiary or beneficiaries will be entitled to receive your Account balance. You will automatically become 100% vested in your Account balance upon your death. You may designate a beneficiary or beneficiaries on a designation form. The completed beneficiary designation form must be filed with the Plan Administrator. If you are married and want to designate someone other than your spouse as your primary beneficiary. then your spouse must consent to this designation by signing the form. His/her signature must be witnessed by a Plan representative or a Notary Public. You should contact the Plan Administrator to obtain a beneficiary designation form.

C.   DISABILITY RETIREMENT BENEFIT

If you become totally and permanently disabled while you are employed by the Employer, so that you are determined disabled by a physician selected by the Plan Administrator, the full value of your Account balance may be distributed to you upon request. You will automatically become 100% vested in your Account balance.

D.   RETIREMENT BENEFIT

You do not have to terminate your employment with your Employer just because you reached the retirement age under the Plan. When you attain your normal retirement age of 65 you will automatically become 100% vested in your Account balance.

E.   PAYMENT AND FORM OF BENEFITS

The Plan is designed to provide you with benefits at the time of your retirement. However. if your employment with your Employer is terminated because of death, disability, retirement, or for any other reason, then you may request a distribution of your vested Account balance upon proper written direction delivered to the Plan Administrator. You should contact the Plan Administrator to obtain the appropriate form to request a distribution and a cop! of the "Special Tax" Notice Regarding Plan Payments'. Even if your employment with the Employer has not terminated, the Plan Administrator will direct the Trustee to begin distributions to you no later than April 1 of the calendar year after you attain the age of 70 1/2.

The Plan Administrator will direct the Trustee to make a lump sum distribution to you if you terminate your employment and your vested Account balance is less than $3,500 regardless of whether you request the distribution. Your written consent and your spouse's written consent will be required for any distribution before age 65 if your vested Account balance is greater than $3,500. Properly authorized distribution requests will be processed by the Trustee on a monthly basis. The following forms of benefits are available under the Plan:

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        15

 .    LUMP SUM DISTRIBUTIONS
     ----------------------

          Your entire vested Account balance will be paid to you within one calendar year. If your vested Account balance is greater than $3,500 and you are a married Participant, spousal consent for a lump sum distribution will be required on the Payout Request Form. The consent must be witnessed by a Plan representative or a Notary Public.

 .    INSTALLMENT DISTRIBUTIONS
     -------------------------

          Your vested Account balance will be paid to you in periodic payments if your Account balance is greater than $3,500. If you are a married Participant, spousal consent for an installment distribution will be required on the Payout Request Form and must be witnessed by a Plan representative or a Notary Public.

 .    PURCHASE OF AN ANNUITY
     ----------------------

          The normal form of payment under this Plan is an annuity. This means that your vested Account balance as of your annuity starting date will be used to purchase a life annuity contract from an insurance company if you are single, or a qualified joint and survivor annuity if you are married. (The annuity starting date is the date that is ninety days prior to the initial annuity payment.) The insurance company will make monthly payments to you for your life based upon the type of annuity purchased. Upon your death, your spouse, if he/she is still living at, your death. will receive 50% of the monthly amount you received. The annuity will stop once your spouse dies and all payments will cease.

          You may choose a form of payment other than the annuity only upon proper election by you and your spouse, if applicable. Any election to waive the qualified joint and survivor annuity must be made in writing by you and your spouse. Your spouse's signature must be witnessed by a Plan representative or a Notary Public. You may obtain the appropriate waiver election form from the Plan Administrator.

          If you are 35 or older and die while you are still employed by the Employer then your surviving spouse will be entitled to a qualified pre-retirement survivor annuity. Your Account balance may be used to purchase an annuity contract from an insurance company. Monthly payments will then be made from the insurance company directly to your spouse for his/her lifetime. You and your spouse may waive the qualified pre-retirement survivor annuity upon proper election and choose another form of payment or another beneficiary. Any waiver must be made in writing by you and your spouse. Your spouse's signature must be witnessed by a Plan representative or a Notary Public. You can obtain the appropriate waiver election form from the Plan Administrator.

Lump sum distributions and in certain situations installment distributions will be subject to the following rules:

(1). CASH DISTRIBUTION
     -----------------

     Any taxable distribution paid by the Trustee directly to you will be subject to mandatory Federal income tax withholding of 20% of the requested distribution. You will receive 80% of the taxable distribution and the other 20% will be sent to the IRS as Federal income tax withholding


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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        16
     for that year. You cannot elect out of this tax withholding. This withholding is not a penalty but rather a prepayment of your Federal income taxes.

     You may rollover the taxable distribution you receive to an IRA or your new employer's qualified Plan, if it accepts rollover contributions. However you must rollover this distribution within 60 days after receipt. You will not be taxed on any amounts rolled over directly into the IRA or your new employer's qualified Plan until those amounts are later distributed to you.

(2). DIRECT ROLLOVER DISTRIBUTION
     ----------------------------

     As an alternative to a cash distribution you may request that your entire distribution be rolled directly into a Fidelity IRA a non-Fidelity IRA or to your new employer's qualified plan if it accepts rollover contributions Federal income taxes will not be withheld on any direct rollover distribution

     (a) Rollover to a Fidelity IRA - You must complete a Fidelity "SEE" Rollover IRA application Attach this application to the completed Payout form. After authorizing your distribution the Plan Administrator will forward this material to the Trustee. Your vested Account balance will be transferred to a Fidelity Rollover IRA.

     (b) Rollover to a Non-Fidelity IRA - You must complete a Payout form and indicate the name and address of the custodian or trustee and Account number for your IRA. After authorizing your distribution, the Plan Administrator will forward the form to the Trustee. A check will be issued by the Trustee payable to the IRA custodian or trustee for your benefit. The check will contain the notation "Direct Rollover" and it will be mailed directly to you. You will be responsible for forwarding it on to the custodian or trustee. You must provide the Plan Administrator with complete information to facilitate your direct rollover distribution.

     (c) Rollover to your New Employer's Qualified Plan - You should check with your new employer to determine if its plan will accept rollover contributions. If allowed, then you must complete a Payout form and indicate the name address and plan number of your new employer's qualified plan. After authorizing your distribution the Plan Administrator will forward the form to the Trustee. A check will be issued by the Trustee payable to the trustee of your new employer's qualified plan. The check will contain the notation Direct Rollover' and it will be mailed directly to you. You will be responsible for forwarding it on to the new trustee. You must provide the Plan Administrator with complete information to facilitate your direct rollover distribution.

(3)       COMBINATION CASH DISTRIBUTION AND DIRECT ROLLOVER DISTRIBUTION
          --------------------------------------------------------------

          You may request that part of your distribution be paid directly to you and the balance to be rolled into an IRA or your new employer's qualified Plan Any cash distribution you receive will be subject to the Federal income tax withholding rules referred to in (1). Any direct rollover distribution will be made in accordance with (2).

          You will pay income tax on the amount of any taxable distribution you receive from the Plan unless it is rolled into an IRA or your new employer's qualified Plan. A 10% IRS premature distribution penalty tax may also apply to your taxable distribution unless it is

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        17
     rolled into an IRA or another qualified plan. The 20% Federal income tax withheld under this section may not cover your entire income tax liability. Consult with your tax advisor for further details


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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        18

- -------------------------------------------------------------------------------
                        X.    Miscellaneous Information
- -------------------------------------------------------------------------------

A.   Benefits Not Insured by PBGC

Benefits provided by the Plan are not insured or guaranteed by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (ERISA) because the insurance provisions under ERISA are not applicable to this particular Plan. You will only be entitled to the vested benefits in your Account based upon the provisions of the Plan.

B.   Nontransferable Account

Your Account may not be transferred, assigned or used as collateral for a loan outside of this Plan except to the extent required by law. Creditors may not attach, garnish or otherwise interfere with your Account balance except in the case of a Qualified Domestic Relations Order (QDRO). A QDRO is a special order issued by the court in a divorce, child support or similar proceeding. In this situation, your spouse (or former spouse) or someone other than you or your beneficiary, may be entitled to a portion or all of your Account balance.

C.   Plan Amendment

Certain provisions of the Plan are subject to amendment by the Employer that may directly or indirectly modify certain Plan rights and benefits. Any amendment changing the vesting schedule cannot reduce the existing vested percentage of your Account balance derived from Employer contributions. If you have three or more years of service with the Employer and the vesting schedule is amended then you will be given a choice to have the vested percentage of future Employer contributions made to your Account computed under the new or the old vesting schedule. The Plan Administrator will provide you with the appropriate information to make an informed decision if the Plan's vesting schedule is amended.

D.   Plan Termination

The Employer has no legal or contractual obligation to make annual contributions to or to continue the Plan. With the approval of the Board of Directors, the Employer may at any time reduce or suspend its contributions, if applicable. In the event the Plan should terminate, the Plan Administrator will facilitate the distribution of Account balances under the provisions of the Plan and Trust Agreement until all assets have been distributed by the Trustee. Each participant in the Plan upon Plan termination will automatically become 100% vested in your Account balance. While the Employer intends to continue the Plan, it reserves the right to change or terminate the Plan at any time as circumstances may dictate.

E.   Interpretation of Plan

The Plan Administrator has the power and discretionary authority to construe the terms of the Plan and to determine all questions that arise under it. Such power and authority include, for example, the administrative discretion necessary to resolve issues with respect to an Employee's eligibility for benefits credited services, disability, and retirement, or to interpret any other term contained in Plan documents. The Plan Administrator's interpretations and determinations are binding on all participants, employees, former employees, and their beneficiaries.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        19

- -------------------------------------------------------------------------------
                     XI.    Internal Revenue Service Tests
- -------------------------------------------------------------------------------

A.   Non-Discrimination Tests

Your Plan is intended to qualify under Sections 101(k) and 401(m), of the Internal Revenue Code. The Internal Revenue Service requires the Plan to meet special non-discrimination tests as of the last day of each Plan Year. These tests are intended to ensure that there is a fair level of participation by all eligible participants.

In order to meet the tests, the Employer encourages participation from all eligible Employees. Depending upon the results of the tests, the Plan Administrator may have to refund Employee pretax contributions contributed to the Plan and vested matching contributions to certain highly compensated employees, as determined under Internal Revenue Service regulations. Employee pretax or Employer matching contributions will be refunded on a prorate basis from each investment option. You will be notified by the Plan Administrator if any of your contributions will be refunded to you.

B.   Top Heavy Test

The Plan is subject to strict Internal Revenue Service rules. One of these rules involves a 'Top-Heavy' test. Each Plan Year, the Plan Administrator tests this Plan together with all other Employer-sponsored qualified plans to make sure that no more than 60% of the benefits are for "Key" Employees. If this Plan is Top-Heavy, then the Employer may be required to make minimum annual contributions to this Plan for you if you are employed as of Plan Year-end.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                       20

- --------------------------------------------------------------------------------
                           XII.    PARTICIPANT RIGHTS
- --------------------------------------------------------------------------------
A.   CLAIMS

     (1). CLAIM PROCEDURE
          ---------------

          You or your Beneficiary should make a request to obtain any benefits you are entitled to under the Plan in the event of your termination of employment. The Plan Administrator \\ill provide you with a request form to complete. Your request will be considered a claim and will be subject to a full and fair review by the Plan Administrator. If your claim is holly or partially denied by the Plan Administrator then you may appeal it in accordance with the claim review procedure.

     (2). CLAIM REVIEW PROCEDURE
          ----------------------

          You or your Beneficiary may file a claim for benefits under the Plan with the Plan Administrator on a form supplied by the Employer. The Plan Administrator will provide you with written notice of the disposition of your claim within 90 days after it has been filed (or, in certain circumstances, within 180 days). In the event the claim is denied then the reasons shall be disclosed and/or provisions of the Plan shall be cited as appropriate.

          You or your Beneficiary upon request to the Plan Administrator may appeal the denial of your claim. If you wish further consideration of your position then you must provide the Plan Administrator with a written request for a hearing. You must also provide a detailed written statement of your position for your claim and file it with the Plan Administrator no later than 60 days after requesting a hearing. The Plan Administrator shall make a decision on your claim and it will be communicated to you in writing within 60 days (or, in certain circumstances, within 120 days). It will advise you if you have any right to appeal the decision.

B.   STATEMENT OF ERISA RIGHTS

As a participant in this Plan you are entitled to certain rights and protections under ERISA that provides that all Plan Participants shall be entitled to the following:

       . Examine, without charge. at the Plan Administrator's office and at other specified location such as work sites and union halls, all Plan Documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

       . Obtain copies of all Plan Documents and other Plan information upon written request to the Plan Administrator; the Plan Administrator may make a reasonable charge for the copies.

       . Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish you with a copy of this summary annual report.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        21

          . Obtain a statement of your Account under the Plan. You must direct this request in rising to the Plan Administrator. You may request a statement only once a year and the Plan must provide the statement free of charge.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one. including your Employer. your union. or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent for reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim frivolous. If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest area office of the U.S. Labor-Management Services Administration, Department of Labor.

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401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee
Scientific Corporation                                                        22